Exhibit 99.1

Press Release For immediate release

Invesco Mortgage Capital to Restate GAAP Financial Statements for Periods from 2013 Through First Quarter 2015

•	Expected 2Q 2015 Book Value Per Share of $18.62*

•	Earnings call scheduled for August 18, 2015

Investor Relations Contact: Tony Semak, 800-241-5477
Media Relations Contact: Bill Hensel, 404-479-2886

Atlanta, August 10, 2015 - Invesco Mortgage Capital Inc. (NYSE: IVR) today reported that its previously issued consolidated financial statements as of and for the years ended December 31, 2013 and 2014 and the interim consolidated financial statements as of and for the quarter ended March 31, 2013 and all subsequent quarters through the quarter ended March 31, 2015, need to be restated and should no longer be relied upon. The restatements are due to an error in the GAAP accounting treatment for certain of the company’s assets - specifically, credit risk transfer securities issued by government-sponsored enterprises (GSE CRTs) and interest-only strips of residential mortgage-backed securities that are guaranteed by a U.S. government agency (Agency MBS IOs).

The company determined that these assets should be viewed for GAAP accounting purposes as hybrid financial instruments which require that a portion of the changes in fair value of such assets be reflected in “income” rather than “other comprehensive income,” and a portion of interest received from such assets to be classified as “derivative income” rather than “interest income.”

The company does not believe that the restatements will impact the company’s previously reported book value, economic return, operating expenses, leverage ratios, taxable income or comprehensive income (loss) attributable to common stockholders. Likewise, the restatements are not expected to impact the company’s business strategy or its qualification as a REIT.

The company expects to report book value per diluted common share* for the second quarter of 2015 of $18.62. Additionally, the company anticipates reporting economic return† for the three months and six months ended June 30, 2015 of -1.5% and 3.7%, respectively. The company also anticipates reporting a total debt-to-equity ratio‡ of 6.9x as of June 30, 2015.

The company intends to file its second quarter Form 10-Q on or before August 17, 2015. The Company intends to file a comprehensive 2014 Form 10-K/A (including amended financial information for the periods of March 31, 2013 through December 31, 2014) and first quarter 2015 Form 10-Q/A shortly prior to filing its second quarter Form 10-Q.

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* Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).

† Economic return for the quarter ended June 30, 2015 is defined as the change in book value per diluted common share from March 31, 2015 to June 30, 2015 of ($0.75); plus dividends declared of $0.45 per common share; divided by the March 31, 2015 book value per diluted common share of $19.37. Economic return for the six months ended June 30, 2015 is defined as the change in book value per diluted common share from December 31, 2014 to June 30, 2015 of ($0.20); plus dividends declared of $0.90 per common share; divided by the December 31, 2014 book value per diluted common share of $18.82.

‡ Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans, asset-backed securities issued by securitization trusts and exchangeable senior notes) to allocated equity.

Exhibit 99.1

Earnings call scheduled for August 18, 2015

Members of the investment community and the general public are invited to listen to the company’s second quarter 2015 earnings conference call to be held on Tuesday, August 18, 2015, at 9:00 am ET, by calling one of the following numbers:

North America Toll Free:    888-942-8507
International:    415-228-4839
Passcode:    Invesco

An audio replay will be available until 5:00 pm ET on September 1, 2015 by calling:

866-369-3652 (North America) or 203-369-0244 (International).

Additional Information Regarding the Restatement of Financial Statements

In the fourth quarter of 2013, the company began investing in GSE CRTs issued by the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac). The company applied what it believed to be appropriate accounting guidance (FASB ASC 320 Investments - Debt Securities or “ASC 320”) to its GRE CRT assets as reported in its consolidated financial statements. Based on discussions with peer companies and third party advisors commencing in late June 2015, the company initiated a thorough review of its GAAP accounting treatment of GSE CRTs. Following the review, management determined that it should have applied the guidance of FASB ASC 815 - Derivatives and Hedging or “ASC 815.” Under ASC 815, changes in fair value of the embedded credit derivative will be recorded in “other income” on the consolidated statement of operations, instead of in “other comprehensive income” on the consolidated balance sheet.

The company accounts for the Agency MBS IOs in which we invest under ASC 320. As an extension of its review of the accounting for GSE CRTs, the company broadened its inquiry to include a comprehensive review of its accounting treatment of its securities. As part of this review, management concluded it should have been applying the guidance of ASC 815 with respect to Agency MBS IOs. Accordingly, changes in the fair value of Agency MBS IOs will be recorded in “other income” on the consolidated statement of operations, instead of in “other comprehensive income” on the consolidated balance sheet. Management has determined that the embedded interest derivative cannot be reliably valued as a stand-alone instrument and therefore will record the entire Agency MBS IO change in fair value in the consolidated statement of operations in accordance with ASC 815.

As a result of applying these changes, the company’s previously reported GAAP net income (loss) and balance sheets will change. The company intends to amend its annual report on Form 10-K for the year ended 2014 (which will include amendments to financial data for the years ended December 31, 2013 and 2014 and the quarters ended March 31, 2013 through December 31, 2014) and its quarterly report on Form 10-Q for the quarter ended March 31, 2015. The Company intends to file such amended reports prior to filing its second quarter Form 10-Q. The company will file today with the U.S. Securities and Exchange Commission (SEC) a Form 12b-25 for an extension until August 17, 2015, to complete and file its Form 10-Q for the quarter ended June 30, 2015.

Additional details regarding the GAAP guidelines and the restatements are available in the Form 8-K filed today by the company with the SEC.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management firm. Additional information is available at www.invescomortgagecapital.com.

Exhibit 99.1

Disclosures About Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and is intended to be protected by the safe harbor provided therein. These statements are based on the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. The above statements regarding the expected impact and amounts of the restatement, the anticipated timing of our SEC filings and the estimated financial results for the second quarter of 2015 constitute forward-looking statements that are based on our current expectations. The actual impact and amounts and the detailed presentation of the restatements will be included in our upcoming SEC filings after we have completed our work on the restatements and our independent registered public accounting firm has completed its audit of our consolidated financial statements for the years ended December 31, 2013 and 2014. There can be no assurance that the final impact and the amounts of the restatements will not differ materially from estimates that are described in this Press Release or that any other information set forth herein will not change materially before we file our restated consolidated financial statements.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, the restatements’ quantitative effects, the effectiveness of our disclosure controls and procedures, material weaknesses in internal control over financial reporting, the timing of the filing of our SEC reports and our estimated financial results for the second quarter of 2015, to differ materially from those in the forward-looking statements. These factors include, among other things, the risk that additional information may arise from the preparation of our restated financial statements, that our internal control over financial reporting may be inadequate or have weaknesses of which we are not currently aware or which have not been detected and/or that we fail to satisfy certain covenants relating to financial statement delivery obligations and representations regarding the company’s financial statements contained in our financing agreements. The company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting our business and prospects, see “Item 1A - Risk Factors” and “Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2014, as supplemented by the reports we have filed since the 2014 10-K, which have been filed with the SEC and are available on our website (www.invescomortgagecapital.com) and on the SEC’s website (www.sec.gov).

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